As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification Number)

130 Waverly Street
Cambridge, Massachusetts 02139
(617) 341-6100
(Address of Principal Executive Offices)

2013 STOCK AND OPTION PLAN
(Full Title of Plan)

Jeffrey M. Leiden
Chief Executive Officer
Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139
(617) 341-6100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	3,300,000	$77.58	$256,014,000	$34,921

(1)
The number of shares of common stock, par value $.01 per share, stated above consists of the aggregate number of shares that may be issued under the Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan. The maximum number of shares that may be issued under the plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any such anti-dilution or other provisions.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock as reported by The NASDAQ Global Select Market on May 16, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	Vertex Pharmaceuticals Incorporated’s (the “Registrant’s”) Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filing date March 1, 2013).

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (filing date May 8, 2013).

(c)	The Registrant’s Current Reports on Form 8-K filed on January 29, 2013, February 11, 2013, April 30, 2013, May 8, 2013 and May 17, 2013.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(e)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (filing date May 30, 1991), as amended from time to time.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Part D of Article 6 of the Articles of Organization of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director. Such paragraph provides further, however, that to the extent provided by applicable law it will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

Article V of the Registrant’s By-laws provides that the Registrant shall indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, its directors and the officers that have been appointed by the Board of Directors (including persons who serve at the Registrant’s request as a director, officer, or trustee of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at the Registrant’s request in any capacity with respect to any employee benefit plan) to the fullest extent permitted by law, and may indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, such other employees and agents as are identified by the Board of Directors.

Article V of the Registrant’s By-laws gives the Board of Directors of the Registrant the power to authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer or agent of another organization in which the Registrant has any interest, direct or indirect, as a shareholder, creditor or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person’s status as such agent, whether or not such person is entitled to indemnification by the Registrant pursuant to Article V or otherwise and whether or not the Registrant would have the power to indemnify the person against such liability.

Subdivision E of Part 8 of the Massachusetts Business Corporation Act (the “MBCA”) authorizes the provisions, described above, contained in Part D, Article 6 of the Articles of Organization of the Registrant.

Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such actions.

Item 7. Exemption From Registration Claimed.

Not applicable

Item 8. Exhibits.

Exhibit Number	Exhibit Description		Filed with this Registration Statement	Incorporated by Reference herein from—Form or Schedule	Filing Date/ Period Covered	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.			10-Q (Exhibit 3.1)	August 11, 2008	000-19319
4.2	By-laws of Vertex, as amended and restated as of February 5, 2013.			8-K (Exhibit 3.1)	February 11, 2013	000-19319
4.3	Specimen stock certificate.			S-1 (Exhibit 4.1)	July 18, 1991	33-40966
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the shares being registered.		X
23.1	Consent of Ernst & Young LLP.	.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1).		X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).		X
99.1	Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan			8-K (Exhibit 10.1)	May 8, 2013	000-19319

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on May 21, 2013.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ JEFFREY M. LEIDEN
Jeffrey M. Leiden
Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jeffrey M. Leiden, Ian F. Smith and Kenneth L. Horton and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on May 21, 2013.

Signature		Title	Date

By:	/s/ JEFFREY M. LEIDEN	Chairman, Chief Executive Officer and President (principal executive officer)	May 21, 2013
Jeffrey M. Leiden

By:	/s/ IAN F. SMITH	Executive Vice President and Chief Financial Officer (principal financial officer)	May 21, 2013
Ian F. Smith

By:	/s/ PAUL M. SILVA	Senior Vice President and Corporate Controller (principal accounting officer)	May 21, 2013
Paul M. Silva

By:	/s/ DAVID M. ALTSHULER	Director	May 21, 2013
David M. Altshuler

By:	/s/ JOSHUA S. BOGER	Director	May 21, 2013
Joshua S. Boger

By:	/s/ TERRENCE C. KEARNEY	Director	May 21, 2013
Terrence C. Kearney

By:	/s/ YUCHUN LEE	Director	May 21, 2013
Yuchun Lee

By:	/s/ MARGARET G. MCGLYNN	Director	May 21, 2013
Margaret G. McGlynn

By:	/s/ WAYNE J. RILEY	Director	May 21, 2013
Wayne J. Riley

By:	/s/ BRUCE I. SACHS	Director	May 21, 2013
Bruce I. Sachs

By:	/s/ ELAINE S. ULLIAN	Director	May 21, 2013
Elaine S. Ullian

VERTEX PHARMACEUTICALS INCORPORATED
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description		Filed with this Registration Statement	Incorporated by Reference herein from—Form or Schedule	Filing Date/ Period Covered	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.			10-Q (Exhibit 3.1)	August 11, 2008	000-19319
4.2	By-laws of Vertex, as amended and restated as of February 5, 2013.			8-K (Exhibit 3.1)	February 11, 2013	000-19319
4.3	Specimen stock certificate.			S-1 (Exhibit 4.1)	July 18, 1991	33-40966
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the shares being registered.		X
23.1	Consent of Ernst & Young LLP.	.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1).		X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).		X
99.1	Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan.			8-K (Exhibit 10.1)	May 8, 2013	000-19319